UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event report) April 25, 2006
FIRST SECURITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	000-49781	61-1364206
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

318 EAST MAIN STREET
LEXINGTON, KENTUCKY 40507
(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 367-3700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

A special meeting of shareholders of First Security Bancorp, Inc. (the “Company”) was held today, Tuesday, April 25, 2006. At the special meeting of shareholders, shareholders of the Company holding a majority of its outstanding stock approved the Agreement and Plan of Merger, dated December 12, 2005, among the Company, First Security Bank of Lexington, Inc., American Founders Bancorp, Inc., American Founders Bank, Inc. and American Founders Acquisition, Inc.

The Company’s transfer agent, Registrar and Transfer Company, is expected to serve as the paying agent for the merger to facilitate the payment of the merger consideration for shares of the Company’s common stock pursuant to the payment procedures set forth in the merger agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SECURITY BANCORP, INC. (Registrant)

Date: April 25, 2006	By:	/s/ R. Douglas Hutcherson
R. Douglas Hutcherson
President and Chief Executive Officer